Exhibit 99.1

News Release

JLL Reports Record Fourth-Quarter and Full-Year 2019 Results
Diluted EPS of $5.23 for the quarter, $10.87 for the year; adjusted diluted EPS1 of $6.35 for the quarter, $14.09 for the year
CHICAGO, February 11, 2020 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported outstanding operating performance for the fourth quarter and full year of 2019.

•	Record consolidated revenue and fee revenue[1] of $5.4 billion and $2.4 billion for the quarter, representing double-digit increases over last year

•	Excellent Americas performance for both the quarter and full year

•	Continued progress on HFF integration led strong Capital Markets results

•	Real Estate Services margin[1] rose 80 bps for the quarter and 140 bps for the year

•	LaSalle advisory fees grew nearly 30% reflecting continued capital raising momentum

•	Operating cash flows drove over $600 million in debt repayment in quarter
"JLL delivered a record fourth quarter to finish out an excellent 2019 for our clients, employees and shareholders," said CEO Christian Ulbrich. "Our focus on generating profitable growth and driving productivity initiatives resulted in strong organic revenue gains and margin expansion, on top of the successful integration of HFF, our largest acquisition ever. We enter 2020 with optimism and confidence in our ability to continue to take market share and capitalize on long-term growth opportunities."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended December 31,				Twelve months ended December 31,
	2019	2018	% Change in USD	% Change in LC	2019	2018	% Change in USD	% Change in LC

Revenue	$5,400.5	$4,889.7	10%	11%	$17,983.2	$16,318.4	10%	12%
Revenue before reimbursements	3,175.0	2,821.4	13	13	10,030.6	9,089.5	10	13
Fee revenue[1]	2,374.7	2,119.8	12	13	7,139.2	6,486.2	10	12

Net income attributable to common shareholders	$273.7	$201.1	36	37	$534.4	$484.1	10	11
Adjusted net income attributable to common shareholders[1]	332.4	275.5	21	22	692.5	562.6	23	24

Diluted earnings per share	$5.23	$4.37	20	21	$10.87	$10.54	3	4
Adjusted diluted earnings per share[1]	6.35	5.99	6	7	14.09	12.25	15	16

Adjusted EBITDA[1]	$494.1	$418.0	18	19	$1,116.1	$953.2	17	18
Adjusted EBITDA, Real Estate Services	440.9	382.1	15	17	966.6	791.5	22	23
Adjusted EBITDA, LaSalle	54.0	36.2	49	48	150.4	162.2	(7)	(6)
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.

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JLL Reports Record Fourth-Quarter and Full-Year 2019 Results - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Leasing	$817.9	$843.6	(3)%	(3)%	$2,524.0	$2,372.1	6%	7%
Capital Markets	612.2	390.7	57	57	1,542.2	1,145.4	35	37
Property & Facility Management	2,477.9	2,399.9	3	4	9,364.7	8,782.8	7	9
Project & Development Services	1,002.2	846.9	18	20	3,121.5	2,669.0	17	20
Advisory, Consulting and Other	303.6	258.3	18	18	904.7	815.2	11	13
Real Estate Services (“RES”) revenue	$5,213.8	$4,739.4	10%	11%	$17,457.1	$15,784.5	11%	13%
LaSalle	186.7	150.3	24	23	526.1	533.9	(1)	—
Total revenue	$5,400.5	$4,889.7	10%	11%	$17,983.2	$16,318.4	10%	12%
Reimbursements	(2,225.5)	(2,068.3)	8	8	(7,952.6)	(7,228.9)	10	11
Revenue before reimbursements	$3,175.0	$2,821.4	13%	13%	$10,030.6	$9,089.5	10%	13%
Gross contract costs[1]	(796.5)	(702.6)	13	15	(2,870.2)	(2,595.0)	11	14
Net non-cash MSR and mortgage banking derivative activity	(3.8)	1.0	n.m.	n.m.	(21.2)	(8.3)	n.m.	n.m.
Total fee revenue[1]	$2,374.7	$2,119.8	12%	13%	$7,139.2	$6,486.2	10%	12%
Leasing	800.2	823.5	(3)	(2)	2,455.7	2,303.5	7	8
Capital Markets	592.8	380.8	56	56	1,477.5	1,093.5	35	37
Property & Facility Management	317.2	331.9	(4)	(4)	1,181.8	1,163.1	2	4
Project & Development Services	261.5	238.5	10	11	861.0	798.0	8	11
Advisory, Consulting and Other	222.8	200.4	11	12	660.3	616.2	7	10
RES fee revenue	2,194.5	1,975.1	11	12	6,636.3	5,974.3	11	13
LaSalle	180.2	144.7	25	23	502.9	511.9	(2)	(1)
Operating income	$368.3	$312.4	18%	19%	$715.4	$706.9	1%	2%
Equity earnings	$4.0	$5.6	(29)%	(29)%	$36.3	$32.8	11%	11%
Adjusted EBITDA[1]	$494.1	$418.0	18%	19%	$1,116.1	$953.2	17%	18%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Record Fourth-Quarter and Full-Year 2019 Results - Page 3

Consolidated 2019 Performance Highlights:
For the fourth quarter and full year, the company achieved double-digit consolidated revenue and fee revenue growth, led by the Americas segment.

•
Fourth-quarter consolidated RES growth was highlighted by Capital Markets, due in large part to the July 1, 2019, acquisition of HFF, Inc., ("HFF") as well as an outstanding quarter in Asia Pacific. HFF contributed $207.8 million of revenue for the quarter ($209.1 million of fee revenue) and $392.3 million of revenue for the second half of 2019 ($394.9 million of fee revenue). For the full year, RES fee revenue growth was further complimented by Leasing in the Americas segment and Project & Development Services across all three geographic segments.

•
LaSalle had significant growth in annuity fees for both the quarter and year. The slight decline in full-year revenue reflected expected lower incentive fees compared to a record 2018, largely offset by the growth in annuity fees.

For the fourth quarter, net income attributable to common shareholders was $273.7 million, compared with $201.1 million last year, and adjusted EBITDA was $494.1 million, compared with $418.0 million. Diluted earnings per share were $5.23, up 21% from $4.37 in 2018; adjusted diluted earnings per share were $6.35, compared with $5.99 last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 20.8% in USD for the quarter (20.9% in local currency), compared with 19.7% in the prior-year quarter. The 110 basis-point net expansion of consolidated Q4 margin primarily reflected contributions from RES M&A (+75 basis points), driven by HFF, and LaSalle (+50 basis points), combined with net incremental investments in growth initiatives (-30 basis points).
For the year, net income attributable to common shareholders was $534.4 million, up 11% from 2018. Adjusted EBITDA was $1,116.1 million, an increase of 18% compared with $953.2 million in the prior year. Diluted earnings per share were $10.87 for the year, compared with $10.54 in 2018; adjusted diluted earnings per share were $14.09 for the year, up 16% from $12.25 last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 15.6% in USD for the year (15.5% in local currency), compared with 14.7% last year. The 90 basis-point net expansion of consolidated year-to-date margin primarily reflected contributions from RES M&A (+75 basis points), driven by HFF, and organic RES growth (+70 basis points), combined with net incremental investments in growth initiatives (-35 basis points).
The July 2019 issuance of 5.7 million shares in conjunction with the HFF acquisition increased the weighted average shares outstanding, impacting the year-over-year growth of earnings per share. In addition, costs incurred related to the HFF acquisition and integration as well as changes to the provisional tax estimate due to the U.S. tax legislation passed in December 2017 (U.S. tax reform) impacted net income attributable to common shareholders during 2019 and 2018. For discussion of the HFF-related acquisition and integration charges, refer to Note 4 following the Financial Statements. For discussion of the U.S. tax reform, refer to Note 1 following the Financial Statements.
Balance Sheet and Cash Flows:
Total net debt was $860.9 million as of December 31, 2019, representing a decrease of $618.8 million from September 30, 2019, and an increase of $633.9 million from December 31, 2018. The net year-to-date increase reflects approximately $840 million of net cash outflow to acquire HFF, offset by strong cash generation in the fourth quarter of 2019. Leverage improved to 0.8x as of December 31, 2019, compared with 1.4x as of last quarter.
Cash provided by operating activities was robust in the fourth quarter of 2019 at $735.3 million, compared with $604.5 million in the prior-year quarter. For the full year, cash provided by operating activities was $483.8 million in 2019, compared with $604.1 million last year. This year reflected $127 million of incremental tax payments, primarily to settle obligations from previous years.

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JLL Reports Record Fourth-Quarter and Full-Year 2019 Results - Page 4

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$3,177.6	$2,745.9	16%	16%	$10,578.9	$9,041.0	17%	17%
Reimbursements	(1,673.0)	(1,505.1)	11	11	(5,857.8)	(5,164.7)	13	14
Revenue before reimbursements	$1,504.6	$1,240.8	21%	22%	$4,721.1	$3,876.3	22%	22%
Gross contract costs[1]	(219.9)	(192.5)	14	16	(800.2)	(652.9)	23	24
Net non-cash MSR and mortgage banking derivative activity	(3.8)	1.0	n.m.	n.m.	(21.2)	(8.3)	n.m.	n.m.
Fee revenue[1]	$1,280.9	$1,049.3	22%	22%	$3,899.7	$3,215.1	21%	22%
Leasing	594.1	591.9	—	1	1,912.1	1,711.3	12	12
Capital Markets	355.7	156.5	n.m.	n.m.	888.7	490.5	81	81
Property & Facility Management	135.3	133.8	1	2	484.2	472.2	3	3
Project & Development Services	128.3	113.5	13	14	412.0	368.8	12	13
Advisory, Consulting and Other	67.5	53.6	26	26	202.7	172.3	18	18
Segment operating income	$253.9	$170.3	49%	50%	$611.4	$421.9	45%	45%
Equity earnings	$0.1	$0.2	(50)%	n.m.	$1.7	$0.8	n.m.	n.m.
Adjusted EBITDA[1]	$288.3	$203.0	42%	43%	$719.4	$522.5	38%	38%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Americas 2019 Performance Highlights:
Americas revenue and fee revenue expansion was broad-based across all service lines for the fourth quarter and full year. For the quarter, growth was led by Capital Markets. HFF generated $203.2 million of incremental revenue ($204.5 million of fee revenue), reflecting strong contributions from debt placement. For the full year, Capital Markets led the increase in segment fee revenue, with HFF contributing incremental revenue of $383.7 million and fee revenue of $386.3 million. Organic fee revenue growth for Americas was 3% for the quarter and 9% for the full year. Project & Development Services fee revenue increased over the prior-year quarter, highlighted by large project wins in the U.S. In addition, Leasing had outstanding full-year growth, achieved across several U.S. markets and all major asset classes; the relatively flat revenue growth this quarter outperformed market gross absorption (down 12% according to JLL Research) and followed an exceptional prior-year quarter (35% growth over Q4 2017).
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 22.5% in USD (22.6% in local currency) for the quarter, compared with 19.3% in 2018. The over 300 basis point margin expansion was split between HFF contributions and organic improvements, in particular cost management initiatives.

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JLL Reports Record Fourth-Quarter and Full-Year 2019 Results - Page 5

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$1,066.4	$1,059.2	1%	2%	$3,470.7	$3,495.0	(1)%	4%
Reimbursements	(217.3)	(197.5)	10	11	(709.7)	(677.5)	5	9
Revenue before reimbursements	$849.1	$861.7	(1)%	—%	$2,761.0	$2,817.5	(2)%	2%
Gross contract costs[1]	(289.3)	(287.6)	1	2	(1,104.2)	(1,108.0)	—	5
Fee revenue[1]	$559.8	$574.1	(2)	(1)%	$1,656.8	$1,709.5	(3)%	1%
Leasing	110.2	118.2	(7)	(5)	295.7	323.3	(9)	(5)
Capital Markets	156.5	170.2	(8)	(7)	391.5	440.9	(11)	(8)
Property & Facility Management	101.5	104.0	(2)	(2)	393.1	383.6	2	7
Project & Development Services	91.9	86.4	6	8	297.2	288.7	3	7
Advisory, Consulting and Other	99.7	95.3	5	6	279.3	273.0	2	6
Segment operating income	$63.9	$87.3	(27)%	(25)%	$47.0	$77.0	(39)%	(41)%
Equity losses	$—	$—	n.m.	n.m.	$(1.0)	$—	n.m.	n.m.
Adjusted EBITDA[1]	$75.7	$104.2	(27)%	(25)%	$91.7	$130.8	(30)%	(29)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA 2019 Performance Highlights:
EMEA’s revenue and fee revenue for the quarter and full year was highlighted by strong performance in Project & Development Services, specifically projects in MENA, as well as the valuations business. This growth was more than offset by decreases in Capital Markets and Leasing, largely attributable to declines in the UK, France and Germany. Property & Facility Management fourth-quarter revenue reflected a nearly $7 million decline attributable to the sale of certain property management businesses in continental Europe in the second half of the 2019. New client wins and expansion of mandates with Corporate Solutions clients otherwise demonstrated service-line revenue growth.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 13.5% in USD (13.7% in local currency) for the quarter, compared with 18.2% last year. The decline in profitability primarily reflected the notable decrease in higher-margin transactional revenues.

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JLL Reports Record Fourth-Quarter and Full-Year 2019 Results - Page 6

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$969.8	$934.3	4%	5%	$3,407.5	$3,248.5	5%	8%
Reimbursements	(332.9)	(361.4)	(8)	(7)	(1,377.2)	(1,369.2)	1	5
Revenue before reimbursements	$636.9	$572.9	11%	12%	$2,030.3	$1,879.3	8%	11%
Gross contract costs[1]	(283.1)	(221.2)	28	28	(950.5)	(829.6)	15	17
Fee revenue[1]	$353.8	$351.7	1%	2%	$1,079.8	$1,049.7	3%	6%
Leasing	95.9	113.4	(15)	(15)	247.9	268.9	(8)	(6)
Capital Markets	80.6	54.1	49	50	197.3	162.1	22	24
Property & Facility Management	80.4	94.1	(15)	(14)	304.5	307.3	(1)	2
Project & Development Services	41.3	38.6	7	8	151.8	140.5	8	12
Advisory, Consulting and Other	55.6	51.5	8	10	178.3	170.9	4	8
Segment operating income	$69.2	$68.8	1%	1%	$127.3	$113.1	13%	15%
Equity earnings	$0.9	$—	n.m.	n.m.	$2.3	$2.0	15%	15%
Adjusted EBITDA[1]	$76.9	$74.9	3%	4%	$155.5	$138.2	13%	15%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific 2019 Performance Highlights:
Asia Pacific had significant revenue and fee revenue growth in Capital Markets for the quarter and full year, primarily driven by large deals in Singapore and Japan this quarter. The decline in Leasing followed a strong prior-year quarter and reflected market conditions in Hong Kong and China amid geopolitical tensions. In addition, the decrease in Property & Facility Management fee revenue for the quarter was primarily the result of client turnover and timing. Geographically across service lines, Japan, India and Australia led full-year fee revenue growth, with offsets in Greater China.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 21.7% in USD and local currency for the quarter, compared with 21.3% in 2018. The improvement in profitability reflected the net increase in transactional revenues.

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JLL Reports Record Fourth-Quarter and Full-Year 2019 Results - Page 7

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2019	2018			2019	2018
Revenue	$186.7	$150.3	24%	23%	$526.1	$533.9	(1)%	—%
Reimbursements(a)	(2.3)	(4.3)	(47)	(44)	(7.9)	(17.5)	(55)	(54)
Revenue before reimbursements	$184.4	$146.0	26%	25%	$518.2	$516.4	—%	1%
Gross contract costs(a)	(4.2)	(1.3)	n.m.	n.m.	(15.3)	(4.5)	n.m.	n.m.
Fee revenue[1]	$180.2	$144.7	25%	23%	$502.9	$511.9	(2)%	(1)%
Advisory fees(a)	87.0	68.5	27	27	314.2	264.6	19	21
Transaction fees & other(a)	13.4	5.9	n.m.	n.m.	50.3	31.5	60	61
Incentive fees	79.8	70.3	14	11	138.4	215.8	(36)	(36)
Segment operating income	$51.4	$31.5	63%	61%	$114.1	$133.7	(15)%	(13)%
Equity earnings	$3.0	$5.4	(44)%	(45)%	$33.3	$30.0	11%	11%
Adjusted EBITDA[1]	$54.0	$36.2	49%	48%	$150.4	$162.2	(7)%	(6)%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

LaSalle 2019 Performance Highlights:
LaSalle's outstanding annuity revenue growth for the quarter and full year was primarily the result of continued strong private equity capital raising during the year and also reflected fees from incremental assets under management ("AUM") from recent acquisitions. Incentive fees in 2019 were driven by real estate dispositions on behalf of clients, primarily in Asia Pacific. Full-year incentive fees in 2019 reflected an expected reduction from the record performance last year and was the second highest incentive fee performance of the decade, following only 2018.
Equity earnings for the fourth quarter and full year were largely attributable to net fair value increases for a co-investment in a LaSalle-managed publicly traded real estate investment trust in Japan.
Adjusted EBITDA margin was 30.0% in USD (29.9% local currency) for the quarter, compared with 25.0% last year. The increase in fourth-quarter margin reflects enhanced productivity of the asset management platform and higher incentive fees.

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JLL Reports Record Fourth-Quarter and Full-Year 2019 Results - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $18.0 billion, operations in over 80 countries and a global workforce of more than 93,000 as of December 31, 2019. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast & Audio Replay	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, February 11, 2020, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

	■ United States callers: ■ International callers: ■ Passcode:	+1 877 701 6182 +1 647 689 5462 7227296

Supplemental Information	Contact
Supplemental information regarding the fourth quarter 2019 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	E-mail:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share data)	2019	2018	2019	2018

Revenue before reimbursements	$3,175.0	$2,821.4	$10,030.6	$9,089.5
Reimbursements	2,225.5	2,068.3	7,952.6	7,228.9
Total Revenue	$5,400.5	$4,889.7	$17,983.2	$16,318.4

Operating expenses:
Compensation and benefits	$1,805.5	$1,582.1	$5,812.7	$5,206.8
Operating, administrative and other	874.3	826.4	3,115.7	2,950.9
Reimbursed expenses	2,225.5	2,068.3	7,952.6	7,228.9
Depreciation and amortization	56.8	55.0	202.4	186.1
Restructuring and acquisition charges[4]	70.1	45.5	184.4	38.8
Total operating expenses	5,032.2	4,577.3	17,267.8	15,611.5

Operating income	368.3	312.4	715.4	706.9

Interest expense, net of interest income	15.2	10.7	56.4	51.1
Equity earnings	4.0	5.6	36.3	32.8
Other income	1.1	13.5	2.3	17.4

Income before income taxes and noncontrolling interest	358.2	320.8	697.6	706.0
Provision for income taxes	82.1	117.6	159.7	214.3
Net income	276.1	203.2	537.9	491.7

Net income attributable to noncontrolling interest	1.7	1.9	2.6	7.2
Net income attributable to the company	$274.4	$201.3	$535.3	$484.5

Dividends on unvested common stock, net of tax benefit	0.7	0.2	0.9	0.4
Net income attributable to common shareholders	$273.7	$201.1	$534.4	$484.1

Basic earnings per common share	$5.31	$4.41	$10.98	$10.64
Basic weighted average shares outstanding (in 000's)	51,542	45,580	48,647	45,517

Diluted earnings per common share	$5.23	$4.37	$10.87	$10.54
Diluted weighted average shares outstanding (in 000's)	52,368	45,987	49,154	45,931

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2019	2018	2019	2018
AMERICAS - REAL ESTATE SERVICES
Revenue	$3,177.6	$2,745.9	$10,578.9	$9,041.0
Reimbursements	(1,673.0)	(1,505.1)	(5,857.8)	(5,164.7)
Revenue before reimbursements	1,504.6	1,240.8	4,721.1	3,876.3
Gross contract costs[1]	(219.9)	(192.5)	(800.2)	(652.9)
Net non-cash MSR and mortgage banking derivative activity[1]	(3.8)	1.0	(21.2)	(8.3)
Fee revenue[1]	1,280.9	1,049.3	3,899.7	3,215.1

Compensation, operating and administrative expenses	1,213.1	1,038.5	3,983.2	3,345.3
Depreciation and amortization	37.6	32.0	126.5	109.1
Total segment operating expenses, excluding reimbursed	1,250.7	1,070.5	4,109.7	3,454.4
Gross contract costs[1]	(219.9)	(192.5)	(800.2)	(652.9)
Total fee-based segment operating expenses	1,030.8	878.0	3,309.5	2,801.5

Segment operating income	$253.9	$170.3	$611.4	$421.9
Equity earnings	0.1	0.2	1.7	0.8
Total segment income	$254.0	$170.5	$613.1	$422.7

Adjusted EBITDA[1]	$288.3	$203.0	$719.4	$522.5

EMEA - REAL ESTATE SERVICES
Revenue	$1,066.4	$1,059.2	$3,470.7	$3,495.0
Reimbursements	(217.3)	(197.5)	(709.7)	(677.5)
Revenue before reimbursements	849.1	861.7	2,761.0	2,817.5
Gross contract costs[1]	(289.3)	(287.6)	(1,104.2)	(1,108.0)
Fee revenue[1]	559.8	574.1	1,656.8	1,709.5

Compensation, operating and administrative expenses	774.8	758.3	2,670.9	2,689.7
Depreciation and amortization	10.4	16.1	43.1	50.8
Total segment operating expenses, excluding reimbursed	785.2	774.4	2,714.0	2,740.5
Gross contract costs[1]	(289.3)	(287.6)	(1,104.2)	(1,108.0)
Total fee-based segment operating expenses	495.9	486.8	1,609.8	1,632.5

Segment operating income	$63.9	$87.3	$47.0	$77.0
Equity losses	—	—	(1.0)	—
Total segment income	$63.9	$87.3	$46.0	$77.0

Adjusted EBITDA[1]	$75.7	$104.2	$91.7	$130.8

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2019	2018	2019	2018
ASIA PACIFIC - REAL ESTATE SERVICES
Revenue	$969.8	$934.3	$3,407.5	$3,248.5
Reimbursements	(332.9)	(361.4)	(1,377.2)	(1,369.2)
Revenue before reimbursements	636.9	572.9	2,030.3	1,879.3
Gross contract costs[1]	(283.1)	(221.2)	(950.5)	(829.6)
Fee revenue[1]	353.8	351.7	1,079.8	1,049.7

Compensation, operating and administrative expenses	560.6	497.9	1,876.6	1,743.0
Depreciation and amortization	7.1	6.2	26.4	23.2
Total segment operating expenses, excluding reimbursed	567.7	504.1	1,903.0	1,766.2
Gross contract costs[1]	(283.1)	(221.2)	(950.5)	(829.6)
Total fee-based segment operating expenses	284.6	282.9	952.5	936.6

Segment operating income	$69.2	$68.8	$127.3	$113.1
Equity earnings	0.9	—	2.3	2.0
Total segment income	$70.1	$68.8	$129.6	$115.1

Adjusted EBITDA[1]	$76.9	$74.9	$155.5	$138.2

LASALLE
Revenue	$186.7	$150.3	$526.1	$533.9
Reimbursements	(2.3)	(4.3)	(7.9)	(17.5)
Revenue before reimbursements	184.4	146.0	518.2	516.4
Gross contract costs[1]	(4.2)	(1.3)	(15.3)	(4.5)
Fee revenue[1]	180.2	144.7	502.9	511.9

Segment operating expenses, excluding reimbursed expenses	133.0	114.5	404.1	382.7
Gross contract costs[1]	(4.2)	(1.3)	(15.3)	(4.5)
Total fee-based segment operating expenses	128.8	113.2	388.8	378.2

Segment operating income	$51.4	$31.5	$114.1	$133.7
Equity earnings	3.0	5.4	33.3	30.0
Total segment income	$54.4	$36.9	$147.4	$163.7

Adjusted EBITDA[1]	$54.0	$36.2	$150.4	$162.2

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2019	2018	2019	2018
SEGMENT RECONCILING ITEMS
Fee revenue	$2,374.7	$2,119.8	$7,139.2	$6,486.2
Gross contracts costs[1]	796.5	702.6	2,870.2	2,595.0
Net non-cash MSR and mortgage banking derivative activity[1]	3.8	(1.0)	21.2	8.3
Revenue before reimbursements	$3,175.0	$2,821.4	$10,030.6	$9,089.5
Reimbursements	2,225.5	2,068.3	7,952.6	7,228.9
Revenue	$5,400.5	$4,889.7	$17,983.2	$16,318.4
Segment operating expenses excluding restructuring and acquisition charges	4,962.1	4,531.8	17,083.4	15,572.7
Segment operating income	$438.4	$357.9	$899.8	$745.7
Restructuring and acquisition charges[4]	70.1	45.5	184.4	38.8
Operating income	$368.3	$312.4	$715.4	$706.9
Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Year Ended December 31,
(in millions)	2019	2018

Cash provided by operating activities	$483.8	$604.1

Cash used in investing activities	(1,049.7)	(280.4)

Cash provided by (used in) financing activities	584.6	(141.3)

Effect of currency exchange rate changes on cash and cash equivalents	(0.8)	(19.9)

Net change in cash and cash equivalents	$17.9	$162.5

Cash, cash equivalents and restricted cash, beginning of year	634.2	471.7

Cash, cash equivalents and restricted cash, end of period	$652.1	$634.2

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	December 31,	December 31,		December 31,	December 31,
(in millions, except share and per share data)	2019	2018		2019	2018
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$451.9	$480.9	Accounts payable and accrued liabilities	$1,289.4	$1,261.4
Trade receivables, net of allowances	2,034.3	1,854.0	Reimbursable payables	1,245.8	1,090.7
Notes and other receivables	472.8	363.0	Accrued compensation & benefits	1,729.2	1,604.5
Reimbursable receivables	1,671.2	1,540.5	Short-term borrowings	120.1	32.7
Warehouse receivables	527.1	331.2	Short-term contract liability and deferred income	158.8	190.4
Short-term contract assets	333.4	314.7	Short-term acquisition-related obligations	74.4	78.5
Prepaid and other	377.9	321.7	Warehouse facilities	515.9	317.9
Total current assets	5,868.6	5,206.0	Short-term operating lease liability	153.4	—
Property and equipment, net of accumulated depreciation	701.9	567.9	Other	203.2	185.7
Operating lease right-of-use asset	804.4	—	Total current liabilities	5,490.2	4,761.8
Goodwill	4,168.2	2,697.8	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	682.6	336.9	Credit facility, net of debt issuance costs(a)	512.7	(15.9)
Investments in real estate ventures	404.2	356.9	Long-term debt, net of debt issuance costs	664.6	671.5
Long-term receivables	250.2	199.0	Long-term deferred tax liabilities, net	106.0	32.7
Deferred tax assets, net	245.4	210.1	Deferred compensation	374.3	277.8
Deferred compensation plans	349.9	258.2	Long-term acquisition-related obligations	124.1	175.8
Other	197.2	192.7	Long-term operating lease liability	751.2	—
Total assets	$13,672.6	$10,025.5	Other	436.2	387.3
			Total liabilities	$8,459.3	$6,291.0

			Redeemable noncontrolling interest	$8.6	$—

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	1,962.8	1,057.3
			Retained earnings	3,588.3	3,095.7
			Shares held in trust	(5.7)	(5.8)
			Accumulated other comprehensive loss	(427.8)	(456.2)
			Total company shareholders' equity	5,118.1	3,691.5
			Noncontrolling interest	86.6	43.0
			Total equity	5,204.7	3,734.5
			Total liabilities and equity	$13,672.6	$10,025.5

Please reference accompanying financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2018, the negative liability reflects unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,

(iii)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(iv)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the corresponding fees in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Change in estimated liability associated with Tax Cuts and Jobs Act reflects the transition tax on the deemed repatriated earnings of foreign subsidiaries and the remeasurement of U.S. deferred tax assets. Activity in 2018 and 2019 represented changes to the provisional amounts recorded in 2017. Such activity is excluded as the amount relates predominantly to accumulated foreign earnings, net of tax credits, realized over many years with cash obligations to be paid over eight years beginning in 2019. Therefore, these amounts are not considered indicative of core operating results.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the net gain recognized on the sale of a business in the Asia Pacific reporting segment. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended December 31,		Twelve months ended December 31,
($ in millions)	2019	2018	2019	2018

Revenue	$5,400.5	$4,889.7	$17,983.2	$16,318.4
Reimbursements	(2,225.5)	(2,068.3)	(7,952.6)	(7,228.9)
Revenue before reimbursements	3,175.0	2,821.4	10,030.6	9,089.5
Gross contract costs	(796.5)	(702.6)	(2,870.2)	(2,595.0)
Net non-cash MSR and mortgage banking derivative activity	(3.8)	1.0	(21.2)	(8.3)
Fee revenue	$2,374.7	$2,119.8	$7,139.2	$6,486.2

Operating expenses	$5,032.2	$4,577.3	$17,267.8	$15,611.5
Reimbursed expenses	(2,225.5)	(2,068.3)	(7,952.6)	(7,228.9)
Gross contract costs	(796.5)	(702.6)	(2,870.2)	(2,595.0)
Fee-based operating expenses	$2,010.2	$1,806.4	$6,445.0	$5,787.6

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended December 31,		Twelve months ended December 31,
($ in millions)	2019	2018	2019	2018

Net income attributable to common shareholders	$273.7	$201.1	$534.4	$484.1
Add:
Interest expense, net of interest income	15.2	10.7	56.4	51.1
Provision for income taxes	82.1	117.6	159.7	214.3
Depreciation and amortization	56.8	55.0	202.4	186.1
EBITDA	$427.8	$384.4	$952.9	$935.6
Adjustments:
Restructuring and acquisition charges[4]	70.1	45.5	184.4	38.8
Gain on disposition	—	(12.9)	—	(12.9)
Net non-cash MSR and mortgage banking derivative activity	(3.8)	1.0	(21.2)	(8.3)
Adjusted EBITDA	$494.1	$418.0	$1,116.1	$953.2
Net income margin attributable to common shareholders	8.6%	7.1%	5.3%	5.3%
Adjusted EBITDA margin	20.9%	19.7%	15.5%	14.7%

	Three months ended December 31,		Twelve months ended December 31,
(In millions, except share and per share data)	2019	2018	2019	2018

Net income attributable to common shareholders	$273.7	$201.1	$534.4	$484.1
Diluted shares (in thousands)	52,368	45,987	49,154	45,931
Diluted earnings per share	$5.23	$4.37	$10.87	$10.54

Net income attributable to common shareholders	$273.7	$201.1	$534.4	$484.1
Adjustments:
Restructuring and acquisition charges[4]	70.1	45.5	184.4	38.8
Net non-cash MSR and mortgage banking derivative activity	(3.8)	1.0	(21.2)	(8.3)
Amortization of acquisition-related intangibles	14.8	7.9	44.8	29.4
Gain on disposition	—	(12.9)	—	(12.9)
Change in estimated liability associated with Tax Cuts and Jobs Act	(4.3)	47.0	(4.3)	47.0
Tax impact of adjusted items(a)	(18.1)	(14.1)	(45.6)	(15.5)
Adjusted net income attributable to common shareholders	$332.4	$275.5	$692.5	$562.6
Diluted shares (in thousands)	52,368	45,987	49,154	45,931
Adjusted diluted earnings per share	$6.35	$5.99	$14.09	$12.25
(a) The tax impact of adjusted items for the second and fourth quarters of 2019 and fourth quarter of 2018 was calculated using the applicable statutory rates by tax jurisdiction. In the first and third quarters of 2019 and the first nine months of 2018, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2019	% Change	2019	% Change
Revenue:
At current period exchange rates	$5,400.5	10%	$17,983.2	10%
Impact of change in exchange rates	26.7	n/a	311.8	n/a
At comparative period exchange rates	$5,427.2	11%	$18,295.0	12%

Fee revenue:
At current period exchange rates	$2,374.7	12%	$7,139.2	10%
Impact of change in exchange rates	11.3	n/a	118.4	n/a
At comparative period exchange rates	$2,386.0	13%	$7,257.6	12%

Operating income:
At current period exchange rates	$368.3	18%	$715.4	1%
Impact of change in exchange rates	2.5	n/a	3.2	n/a
At comparative period exchange rates	$370.8	19%	$718.6	2%

Adjusted EBITDA:
At current period exchange rates	$494.1	18%	$1,116.1	17%
Impact of change in exchange rates	3.8	n/a	7.3	n/a
At comparative period exchange rates	$497.9	19%	$1,123.4	18%

2.
The company considers "annuity revenue" to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (v) 100% of LaSalle Advisory and Transaction fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

The table below shows restructuring and acquisition charges. Included in the 2019 activity was $45.3 million of charges relating to the acquisition of HFF (including transaction/deal costs, retention and severance expense, early lease termination costs, and other integration expenses) for the quarter, $115.1 million for the year.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2019	2018	2019	2018
Severance and other employment-related charges	$13.5	$15.7	$31.1	$25.5
Restructuring, pre-acquisition and post-acquisition charges	48.9	4.9	124.9	5.9
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	7.7	24.9	28.4	7.4
Total restructuring & acquisition charges	$70.1	$45.5	$184.4	$38.8

5.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-K for the year ended December 31, 2019, to be filed with the SEC in the near future.

6.
As of December 31, 2019, LaSalle had $67.6 billion of real estate assets under management (AUM), composed of $34.1 billion invested in separate accounts, $27.8 billion invested in fund management vehicles and $5.7 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $22.1 billion in Europe, $22.0 billion in North America, and $10.2 billion in Asia Pacific. The remaining $7.6 billion relates to Global Partner Solutions which is a global business line.

AUM changed less than 1% in USD (increased 1% in local currency) from $67.8 billion as of September 30, 2019. The AUM change resulted from (i) $3.3 billion of dispositions and withdrawals and (ii) $0.8 billion of foreign currency decreases, partially offset by (iii) $3.5 billion of acquisitions and (iv) $0.4 billion of net valuation increases.
Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $2.7 billion in private equity capital for the quarter ended December 31, 2019, bringing the full year capital raise to $8.0 billion.

7.	EMEA: Europe, Middle East and Africa. Greater China: China, Hong Kong, Macau and Taiwan.

8.	n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended December 31, 2019				Three months ended December 31, 2018
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$606.2	112.4	99.3	$817.9	$602.7	121.1	119.8	$843.6
Capital Markets	361.1	163.2	87.9	612.2	155.9	176.0	58.8	390.7
Property & Facility Management	1,488.7	414.6	574.6	2,477.9	1,428.8	403.3	567.8	2,399.9
Project & Development Services	598.1	270.4	133.7	1,002.2	452.9	256.8	137.2	846.9
Advisory, Consulting and Other	123.5	105.8	74.3	303.6	105.6	102.0	50.7	258.3
RES revenue	$3,177.6	1,066.4	969.8	$5,213.8	$2,745.9	1,059.2	934.3	$4,739.4
LaSalle				186.7				150.3
Consolidated revenue				$5,400.5				$4,889.7

Revenue before reimbursements
Leasing	$602.6	112.4	99.2	$814.2	$600.6	121.0	119.6	$841.2
Capital Markets	359.1	163.1	86.1	608.3	155.8	175.5	54.4	385.7
Property & Facility Management	274.2	216.6	268.5	759.3	251.6	227.6	252.9	732.1
Project & Development Services	167.8	253.3	107.4	528.5	148.8	236.7	90.3	475.8
Advisory, Consulting and Other	100.9	103.7	75.7	280.3	84.0	100.9	55.7	240.6
RES revenue before reimbursements	$1,504.6	849.1	636.9	$2,990.6	$1,240.8	861.7	572.9	$2,675.4
LaSalle				184.4				146.0
Consolidated revenue before reimbursements				$3,175.0				$2,821.4

Fee revenue
Leasing	$594.1	110.2	95.9	$800.2	$591.9	118.2	113.4	$823.5
Capital Markets	355.7	156.5	80.6	592.8	156.5	170.2	54.1	380.8
Property & Facility Management	135.3	101.5	80.4	317.2	133.8	104.0	94.1	331.9
Project & Development Services	128.3	91.9	41.3	261.5	113.5	86.4	38.6	238.5
Advisory, Consulting and Other	67.5	99.7	55.6	222.8	53.6	95.3	51.5	200.4
RES fee revenue	$1,280.9	559.8	353.8	$2,194.5	$1,049.3	574.1	351.7	$1,975.1
LaSalle				180.2				144.7
Consolidated fee revenue				$2,374.7				$2,119.8

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Twelve months ended December 31, 2019				Twelve months ended December 31, 2018
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$1,960.5	302.7	260.8	$2,524.0	$1,754.1	333.0	285.0	$2,372.1
Capital Markets	914.2	411.9	216.1	1,542.2	500.3	464.1	181.0	1,145.4
Property & Facility Management	5,607.9	1,551.6	2,205.2	9,364.7	5,142.2	1,482.2	2,158.4	8,782.8
Project & Development Services	1,689.6	904.3	527.6	3,121.5	1,301.7	920.3	447.0	2,669.0
Advisory, Consulting and Other	406.7	300.2	197.8	904.7	342.7	295.4	177.1	815.2
RES revenue	$10,578.9	3,470.7	3,407.5	$17,457.1	$9,041.0	3,495.0	3,248.5	$15,784.5
LaSalle				526.1				533.9
Consolidated revenue				$17,983.2				$16,318.4

Revenue before reimbursements
Leasing	$1,946.5	302.4	259.9	$2,508.8	$1,745.6	332.6	284.2	$2,362.4
Capital Markets	909.8	411.3	210.6	1,531.7	499.0	462.9	170.7	1,132.6
Property & Facility Management	991.7	882.9	978.6	2,853.2	894.2	901.2	948.6	2,744.0
Project & Development Services	542.5	866.7	373.9	1,783.1	465.3	828.5	295.0	1,588.8
Advisory, Consulting and Other	330.6	297.7	207.3	835.6	272.2	292.3	180.8	745.3
RES revenue before reimbursements	$4,721.1	2,761.0	2,030.3	$9,512.4	$3,876.3	2,817.5	1,879.3	$8,573.1
LaSalle				518.2				516.4
Consolidated revenue before reimbursements				$10,030.6				$9,089.5

Fee revenue
Leasing	$1,912.1	295.7	247.9	$2,455.7	$1,711.3	323.3	268.9	$2,303.5
Capital Markets	888.7	391.5	197.3	1,477.5	490.5	440.9	162.1	1,093.5
Property & Facility Management	484.2	393.1	304.5	1,181.8	472.2	383.6	307.3	1,163.1
Project & Development Services	412.0	297.2	151.8	861.0	368.8	288.7	140.5	798.0
Advisory, Consulting and Other	202.7	279.3	178.3	660.3	172.3	273.0	170.9	616.2
RES fee revenue	$3,899.7	1,656.8	1,079.8	$6,636.3	$3,215.1	1,709.5	1,049.7	$5,974.3
LaSalle				502.9				511.9
Consolidated fee revenue				$7,139.2				$6,486.2